EXHIBIT 15.1

Our ref Direct tel Email	AEO\605073\3238124v3 + 852 2971 3081 alice.ooi@maplesandcalder.com

Vimicro International Corporation

15th Floor

Shining Tower

No. 35 Xueyuan Road

Haidian District

Beijing 100191 People’s Republic of China

9 July 2009

Dear Sir

Vimicro International Corporation (the “Company”)

We consent to the reference to our name under the heading “Item 10 – Additional Information – E. Taxation – Cayman Islands Taxation” and “Item 16G Corporate Governance” in the Company’s annual report on Form 20-F for the year ended 31 December 2008, which will be filed with the Securities and Exchange Commission on 9 July 2009.

Yours faithfully

/s/ Maples and Calder

Maples and Calder